UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 9, 2008

SYNOPSYS, INC.
(Exact name of Registrant as specified in charter)

Delaware	000-19807	56-1546236
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

700 East Middlefield Road
Mountain View, California 94043
(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 584-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 9, 2008, the Compensation Committee of the Board of Directors of Synopsys, Inc. (the “Company”) approved fiscal 2008 cash bonus payments, as set forth below, based upon the Company’s achievement of certain performance objectives in fiscal 2008, pursuant to the Synopsys, Inc. Executive Incentive Plan (2008).   The Compensation Committee also determined that the amount of the 2009 target bonus as well as base salaries for 2009 for each named executive officer would remain the same as for 2008.

On December 10, 2008, the Compensation Committee approved the Synopsys Executive Incentive Plan (2009) (“EIP”) for fiscal 2009.  The EIP sets forth the Company performance objectives against which named executive officers will be measured after the completion of fiscal 2009 in order to determine the actual bonus compensation earned by each named executive officer.  The performance criteria are the Company’s fiscal 2009 revenue target, fiscal 2009 non-GAAP operating margin target, fiscal 2010 revenue backlog target, and fiscal 2011 revenue backlog target, as more fully described in the EIP attached as Exhibit 10.49 hereto and incorporated herein by reference. The EIP requires that the Company achieve a weighted average of 90% of these performance objectives as a minimum threshold before executive officers earn bonuses under the EIP.  Executive officers may receive less than the target bonus and in no event may an actual payout exceed the lesser of $2,000,000 or 200% of the bonus targets.  Amounts in excess of the bonus target may, at the election of the Compensation Committee, be paid in the form of Restricted Stock Units which vest one year thereafter.

The following table sets forth the above mentioned compensation for our current Named Executive Officers:

Name	Fiscal 2008 Bonus(1)	Fiscal 2009 Base Salary	Fiscal 2009 Bonus Target
Aart de Geus	$1,415,800	$500,000	$1,200,000
Chi-Foon Chan	$902,600	$450,000	$765,000
Brian Beattie	$589,900	$400,000	$500,000
Antun Domic	$368,100	$390,000	$312,000

(1)          Bonus paid pursuant to the Synopsys, Inc. Executive Incentive Plan (2008).

The Compensation Committee also (i) certified that the Company achieved the pre-determined level of non-GAAP net income for fiscal year 2008 resulting in certain previously granted performance-based Restricted Stock Units (RSUs) to begin vesting as to 25% of such RSUs as of December 3, 2008, (ii) granted additional stock options, effective December 10, 2008, 3/48th of which vest on March 10, 2009 and 1/48th of which vest monthly thereafter, and (iii) granted additional performance-based RSUs, 25% of which could vest upon the achievement of an established level of non-GAAP net income for fiscal year 2009, and if achieved, would continue vesting in three equal annual increments thereafter. In addition, in recognition of outstanding achievements in fiscal year 2008, the Compensation Committee approved additional RSUs for certain named executive officers, 50% of which vest on December 8, 2009 and 2010, respectively.

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The following table sets forth the above mentioned equity compensation for our current Named Executive Officers:

Name	Performance- Based RSUs Earned (2)	Stock Options granted	Performance- Based RSUs eligible for future vesting (3)	Time- Based RSUs eligible for future vesting (4)
Aart de Geus	84,000	240,000	79,800
Chi-Foon Chan	44,000	130,000	43,300	7,900
Brian Beattie	27,500	80,000	26,600
Antun Domic	17,000	75,000	25,000	5,000

(2) Only 25% of such performance-based RSUs vested as of December 3, 2008; the remaining 75% shall vest in three annual equal increments on the following three annual anniversaries of December 8, so long as the executive is providing continuous services for the Company.

(3) Such performance-based RSUs shall not vest until certain non-GAAP net income for fiscal year 2009 is achieved.

(4) 50% of such time-based RSUs shall vest on December 8, 2009 and 2010, respectively, so long as the executive is providing continuous services for the Company.

On December 10, 2008, the Compensation Committee also adopted a Compensation Recovery Policy (the “Recovery Policy”).  The Recovery Policy provides that to the extent the Board in its sole discretion determines appropriate, the Company may require reimbursement of all or a portion of any bonus, incentive payment, commission, equity-based award or other compensation granted or received after January 1, 2009, by any individual who was an “Officer” or certain designated members of management when such compensation is granted or received, where (1) the compensation was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of Company financial statements filed with the Securities and Exchange Commission, and (2) less compensation would have been earned by such employee based upon the restated financial results.

Item 8.01 Other Events

On December 10, 2009, the Board of Directors of the Company determined that the following members of management were “Officers” as defined in Rule 16a-1(f) promulgated under Section 16 of the Securities Exchange Act of 1934, as amended:  Aart de Geus, Chief Executive Officer; Chi-Foon Chan, President and Chief Operating Officer; Brian Beattie, Chief Financial Officer; Brian Cabrera, Vice President, General Counsel and Corporate Secretary; Joseph Logan, Senior Vice President, Worldwide Sales; and Esfandiar Naddaf, Vice President, Corporate Controller and Principal Accounting Officer.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

10.49       Synopsys, Inc. Executive Incentive Plan (2009)

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Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2008	SYNOPSYS, INC.

/s/ Brian E. Cabrera
Brian E. Cabrera
Vice President, General Counsel
and Corporate Secretary

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Exhibit Index

Exhibit Number	Exhibit Title

10.49	Executive Incentive Plan (2009)